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                                                                      EXHIBIT 16

April 28, 1998


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549


Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on April 16, 1998, to be filed by our former client, CinemaStar Luxury Theaters, Inc. We agree with the statements contained in paragraphs (a)(i), (a)(ii), (a)(iv), (a)(v) and (a)(vi) made in response to that
Item insofar as they relate to our Firm.


                                   Very truly yours,


                                   /s/ BDO Seidman, LLP